Exhibit 7.    Consent of Independent Auditors.



INDEPENDENT AUDITORS CONSENT




We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 333-18881 of United of Omaha Separate Account B of our report dated March 31, 2000 on the financial statements of United of Omaha Separate Account B and our report dated February 11, 2000 on the financial statements of United of Omaha Life Insurance Company appearing in the Prospectus, which is a part of such Registration Statement, and to the related reference to us under the heading "Independent Auditors" in such Prospectus.






/s/ DELOITTE & TOUCHE LLP



Omaha, Nebraska
April 26, 2000